UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): March 27, 2026

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On March 27, 2026, Willis Lease Finance Corporation, a Delaware corporation (“Willis” or the “Company”), entered into an amendment (the “Amendment No. 3”), to the Company’s existing Credit Agreement, dated as of October 31, 2024 (the “Existing Credit Agreement,” as amended by that certain Amendment No. 1 to Credit Agreement, dated as of May 7, 2025 and Amendment No. 2 to Credit Agreement, dated as of February 19, 2026, the “Amended Credit Agreement), by and among the Company, the guarantors party thereto and the Bank of America, N.A., in its capacity as administrative agent. Amendment No. 3 provides for a new revolving commitment such that the total aggregate amount of the revolving commitments under the Existing Credit Agreement is $1,750,000,000.

The foregoing description of Amendment No. 3 and the Existing Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of Existing Credit Agreement, a copy of which is will be filed as an exhibit to the Company’s 10-Q for the period ended March 31, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off‐Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8‐K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On March 27, 2026, the Company issued a news release announcing entry into Amendment No.3 to the Existing Credit Agreement referred to in Item 1.01.

A copy of the news release is attached hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

This Form 8-K and the Exhibit attached hereto may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.” Such forward-looking statements are inherently subject to many uncertainties in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to the aviation industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, work stoppages at the Company or at the location of its key customers as a result of labor disputes, foreign currency fluctuations, uncertainties stemming from U.S. trade policies, tariffs and reactions to same from foreign countries, the volume and scope of product returns, adverse business and operational issues resulting from the continuing effects of the coronavirus (COVID-19) pandemic, matters adversely impacting the timing and availability of component parts and raw materials needed for the production of our products and the products of our customers and fluctuations in our costs of operation. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date hereof and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this Report. In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

Item 9.01 Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	News Release issued by Willis Lease Finance Corporation, dated March 27, 2026, announcing entry into Amendment No. 3 to Existing Credit Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: March 30, 2026

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Financial Officer

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